CUSIP No. 21833P301	SCHEDULE 13G	Page 9 of 9 Pages

EXHIBIT A: Joint Filing Agreement

The undersigned hereby agree that this Amendment No. 1 to the Statement on Schedule 13G, dated December 31, 2024 (this “Schedule 13G”), with respect to the Common Stock, par value $0.0001 per share, of Corbus Pharmaceuticals Holdings, Inc. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Joint Filing Agreement shall be included as an Exhibit to this Schedule 13G. Each of the undersigned agrees to be responsible for the timely filing of this Schedule 13G and for the completeness and accuracy of the information concerning itself contained therein. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of February 14, 2025.

OrbiMed Capital LLC

By:	/s/ Carl L. Gordon
	Name:	Carl L. Gordon
	Title:	Member

OrbiMed Advisors LLC

By:	/s/ Carl L. Gordon
	Name:	Carl L. Gordon
	Title:	Member